CONSOLIDATED BALANCE SHEET
AT MARCH 31 OF 2003 AND 2002
(Thousands of Pesos)

REF S	CONCEPTS	QUARTER OF PRESENT FINANCIAL YEAR		QUARTER OF PREVIOUS FINANCIAL YEAR
		Amount	%	Amount	%
1	TOTAL ASSETS	31,618,304	100	33,292,395	100

2	CURRENT ASSETS	10,086,152	32	8,691,970	26
3	CASH AND SHORT-TERM INVESTMENTS	2,792,123	9	871,742	3
4	ACCOUNTS AND DOCUMENTS RECEIVABLE (NET)	2,366,563	7	2,050,853	6
5	OTHER ACCOUNTS AND DOCUMENTS RECEIVABLE	1,184,000	4	1,238,464	4
6	INVENTORIES	3,743,466	12	3,525,253	11
7	OTHER CURRENT ASSETS	-	-	1,005,658	3
8	LONG-TERM	811,442	3	559,981	2
9	ACCOUNTS AND DOCUMENTS RECEIVABLE (NET)	811,442	3	559,981	2
10	INVESTMENT IN SHARES OF SUBSIDIARIES AND NON-CONSOLIDATED ASSOCIATED	-	-	-	-
11	OTHER INVESTMENTS	-	-	-	-
12	PROPERTY, PLANT AND EQUIPMENT	18,843,179	60	19,039,625	57
13	PROPERTY	13,776,847	44	14,408,080	43
14	MACHINERY AND INDUSTRIAL EQUIPMENT (NET)	26,182,959	83	25,637,568	77
15	OTHER EQUIPMENT	-	-	-	-
16	ACCUMULATED DEPRECIATION	22,201,723	70	21,700,705	65
17	CONSTRUCTION IN PROGRESS	1,085,096	3	694,682	2
18	DEFERRED ASSETS (NET)	1,877,531	6	1,829,370	5
19	OTHER ASSETS	-	-	3,171,449	10

20	TOTAL LIABILITIES	23,257,477	100	23,410,424	100
21	CURRENT LIABILITIES	9,812,699	42	12,057,567	52
22	SUPPLIERS	2,026,497	9	2,375,224	10
23	BANK LOANS	4,865,167	21	5,754,772	25
24	STOCK MARKET LOANS	421,434	2	425,569	2
25	TAXES TO BE PAID	-	-	-	-
26	OTHER CURRENT LIABILITIES	2,499,601	11	3,502,002	15
27	LONG-TERM LIABILITIES	11,527,748	50	8,290,943	35
28	BANK LOANS	4,204,353	18	6,805,149	29
29	STOCK MARKET LOANS	7,323,395	31	1,485,794	6
30	OTHER LOANS	-	-	-	-
31	DEFERRED LOANS	493,553	2	1,027,149	4
32	OTHER LIABILITIES	1,423,477	6	2,034,765	9

33	CONSOLIDATED STOCK HOLDERS' EQUITY	8,360,827	100	9,881,971	100
34	MINORITY INTEREST	2,663,238	32	3,734,914	38
35	MAJORITY INTEREST	5,697,589	68	6,147,057	62
36	CONTRIBUTED CAPITAL	7,202,671	86	7,228,992	73
37	PAID-IN CAPITAL STOCK (NOMINAL)	324,000	4	324,000	3
38	RESTATEMENT OF PAID-IN CAPITAL STOCK	5,952,241	71	5,952,241	60
39	PREMIUM ON SALES OF SHARES	926,430	11	952,751	10
40	CONTRIBUTIONS FOR FUTURE CAPITAL INCREASES	-	-	-	-
41	CAPITAL INCREASE (DECREASE)	(1,505,082)	(18)	(1,081,935)	(11)
42	RETAINED EARNINGS AND CAPITAL RESERVE	11,060,338	132	13,753,674	139
43	REPURCHASE FUND OF SHARES	2,514,000	30	-	-
44	EXCESS (SHORTFALL) IN RESTATEMENT OF HOLDER'S EQUITY	(14,858,299)	(178)	(15,037,595)	(152)
45	NET INCOME FOR THE YEAR	(221,121)	(3)	201,986	2

CONSOLIDATED BALANCE SHEET
BREAKDOWN OF MAIN CONCEPTS
(Thousands of Pesos)

REF S	CONCEPTS	QUARTER OF PRESENT FINANCIAL YEAR		QUARTER OF PREVIOUS FINANCIAL YEAR
		Amount	%	Amount	%
3	CASH AND SHORT-TERM INVESTMENTS	2,792,123	100	871,742	100
46	CASH	533,466	19	401,156	46
47	SHORT-TERM INVESTMENTS	2,258,657	81	470,586	54

18	DEFERRED ASSETS (NET)	1,877,531	100	1,829,370	100
48	AMORTIZED OR REDEEMED EXPENSES	1,107,966	59	1,105,537	60
49	GOODWILL	769,565	41	723,833	40
50	DEFERRED TAXES	-	-	-	-
51	OTHERS	-	-	-	-

21	CURRENT LIABILITIES	9,812,699	100	12,057,567	100
52	FOREIGN CURRENCY LIABILITIES	7,096,635	72	8,070,011	67
53	MEXICAN PESOS LIABILITIES	2,716,064	28	3,987,556	33

24	STOCK MARKET LOANS	421,434	100	425,569	100
54	COMMERCIAL PAPER	341,434	81	425,569	100
55	CURRENT MATURITIES OF MEDIUM TERM NOTES	80,000	19	-	-
56	CURRENT MATURITIES OF BONDS	-	-	-	-

26	OTHER CURRENT LIABILITIES	2,499,601	100	3,502,002	100
57	OTHER CURRENT LIABILITIES WITH COST	-	-	-	-
58	OTHER CURRENT LIABILITIES WITHOUT COST	2,499,601	100	3,502,002	100

27	LONG-TERM LIABILITIES	11,527,748	100	8,290,943	100
59	FOREIGN CURRENCY LIABILITIES	4,822,462	42	7,846,950	95
60	MEXICAN PESOS LIABILITIES	6,705,286	58	443,993	5

29	STOCK MARKET LOANS	7,323,395	100	1,485,794	100
61	BONDS	-	-	-	-
62	MEDIUM TERM NOTES	7,323,395	100	1,485,794	100

30	OTHER LOANS	-	100	-	100
63	OTHER LOANS WITH COST	-	-	-	-
64	OTHER LOANS WITHOUT COST	-	-	-	-

31	DEFERRED LOANS	493,553	100	1,027,149	100
65	NEGATIVE GOODWILL	-	-	-	-
66	DEFERRED TAXES	493,553	100	1,027,149	100
67	OTHERS	-	-	-	-

32	OTHER LIABILITIES	1,423,477	100	2,034,765	100
68	RESERVES	1,288,119	90	1,262,666	62
69	OTHERS LIABILITIES	135,358	10	772,099	38

44	EXCESS (SHORTFALL) IN RESTATEMENT OF STOCK HOLDERS' EQUITY	(14,858,299)	100	(15,037,595)	100
70	ACCUMULATED INCOME DUE TO MONETARY POSITION	-	-	-	-
71	INCOME FROM NON-MONETARY POSITION ASSETS	(14,858,299)	100	(15,037,595)	100

CONSOLIDATED BALANCE SHEET
OTHER CONCEPTS
(Thousands of Pesos)

REF S	CONCEPTS	QUARTER OF PRESENT FINANCIAL YEAR	QUARTER OF PREVIOUS FINANCIAL YEAR
		Amount	Amount
72	WORKING CAPITAL	273,453	(3,365,597)
73	PENSIONS FUND AND SENIORITY PREMIUMS	408,872	418,195
74	EXECUTIVES (*)	336	330
75	EMPLOYERS (*)	5,699	5,989
76	WORKERS (*)	20,297	21,506
77	CIRCULATION SHARES (*)	324,000,000	324,000,000
78	REPURCHASED SHARES (*)	23,353,190	25,620,000

(*) THESE CONCEPTS SHOULD BE EXPRESSED IN UNITS

CONSOLIDATED INCOME STATEMENT
FROM JANUARY THE 1ST TO MARCH 31 OF 2003 AND 2002
(Thousands of Pesos)

REF R	CONCEPTS	QUARTER OF PRESENT FINANCIAL YEAR		QUARTER OF PREVIOUS FINANCIAL YEAR
		Amount	%	Amount	%
1	NET SALES	5,672,769	100	5,664,730	100
2	COST OF SALES	4,185,421	74	3,975,773	70
3	GROSS INCOME	1,487,348	26	1,688,957	30
4	OPERATING EXPENSES	1,146,676	20	1,180,493	21
5	OPERATING INCOME	340,672	6	508,464	9
6	TOTAL FINANCING COST	494,004	9	(35,242)	(1)
7	INCOME AFTER FINANCING COST	(153,332)	(3)	543,706	10
8	OTHER FINANCIAL OPERATIONS	14,058	0	322,907	6
9	INCOME BEFORE TAXES AND WORKERS' PROFIT SHARING	(167,390)	(3)	220,799	4
10	RESERVE FOR TAXES AND WORKERS' PROFIT SHARING	7,220	0	(102,241)	(2)
11	NET INCOME AFTER TAXES AND WORKERS' PROFIT SHARING	(174,610)	(3)	323,040	6
12	SHARE IN NET INCOME OF SUBSIDIARIES AND NON-CONSOLIDATED ASSOCIATES	-	-	-	-
13	CONSOLIDATED NET INCOME OF CONTINUOUS	(174,610)	(3)	323,040	6
14	INCOME OF DISCONTINUOUS OPERATIONS	-	-	(51,328)	(1)
15	CONSOLIDATED NET INCOME BEFORE EXTRAORDINARY ITEMS	(174,610)	(3)	374,368	7
16	EXTRAORDINARY ITEMS NET EXPENSES (INCOME)	-	-	-	-
17	NET EFFECT AT THE BEGINNING OF THE YEAR BY CHANGES IN ACCOUNTING PRINCIPLES	-	-	-	-
18	NET CONSOLIDATED INCOME	(174,610)	(3)	374,368	7
19	NET INCOME OF MINORITY INTEREST	46,511	1	172,382	3
20	NET INCOME OF MAJORITY INTEREST	(221,121)	(4)	201,986	4

CONSOLIDATED INCOME STATEMENT
BREAKDOWN OF MAIN CONCEPTS
(Thousands of Pesos)

REF R	CONCEPTS	QUARTER OF PRESENT FINANCIAL YEAR		QUARTER OF PREVIOUS FINANCIAL YEAR
		Amount	%	Amount	%
1	NET SALES	5,672,769	100	5,664,730	100
21	DOMESTIC	4,214,729	74	4,231,097	75
22	FOREIGN	1,458,040	26	1,433,633	25
23	TRANSLATED INTO DOLLARS (***)	134,947	2	141,101	2

6	TOTAL FINANCING COST	494,004	100	(35,242)	100
24	INTEREST PAID	434,992	88	379,772	1,078
25	EXCHANGE LOSSES	261,763	53	(201,878)	(573)
26	INTEREST EARNED	40,619	8	3,825	11
27	EXCHANGE PROFITS	-	-	-	-
28	GAIN DUE TO MONETARY POSITION	(162,132)	(33)	(209,311)	(594)

8	OTHER FINANCIAL OPERATIONS	14,058	100	322,907	100
29	OTHER NET EXPENSES (INCOME) NET	14,058	100	322,907	100
30	(PROFIT) LOSS ON SALE OF OWN SHARES	-	-	-	-
31	(PROFIT) LOSS ON SALE OF SHORT-TERM INVESTMENTS	-	-	-	-

10	RESERVE FOR TAXES AND WORKERS' PROFIT SHARING	7,220	100	(102,241)	100
32	INCOME TAX	94,291	1,306	87,753	(86)
33	DEFERRED INCOME TAX	(110,741)	(1,534)	(215,755)	211
34	WORKERS' PROFIT SHARING	23,337	323	25,367	(25)
35	DEFERRED WORKERS' PROFIT SHARING	333	5	394	(0)

CONSOLIDATED INCOME STATEMENT
OTHER CONCEPTS
(Thousands of Pesos)

REF R	CONCEPTS	QUARTER OF PRESENT FINANCIAL YEAR	QUARTER OF PREVIOUS FINANCIAL YEAR
		Amount	Amount
36	TOTAL SALES	6,750,436	6,626,692
37	NET INCOME OF THE YEAR	-	-
38	NET SALES (**)	24,310,661	24,586,798
39	OPERATION INCOME (**)	1,850,195	2,207,880
40	NET INCOME OF MAJORITY INTEREST (**)	(463,583)	217,211
41	NET CONSOLIDATED INCOME (**)	(456,485)	721,342

(**) THE RESTATED INFORMATION ON THE LAST TWELVE MONTHS SHOULD BE USED

CONSOLIDATED CASH FLOW STATEMENT
FROM JANUARY THE 1ST TO MARCH 31 OF 2003 AND 2002
(Thousands of Pesos)

REF C	CONCEPTS	QUARTER OF PRESENT FINANCIAL YEAR	QUARTER OF PREVIOUS FINANCIAL YEAR
		Amount	Amount
1	CONSOLIDATED NET INCOME	(174,610)	374,368
2	+(-) ITEMS ADDED TO INCOME WHICH DO NOT REQUIRE USING CASH	428,966	645,052
3	CASH FLOW FROM NET INCOME OF THE YEAR	254,356	1,019,420
4	CASH FLOW FROM CHANGE IN WORKING CAPITAL	(283,029)	(382,243)
5	CASH GENERATED (USED) IN OPERATING ACTIVITIES	(28,673)	637,177
6	CASH FLOW FROM EXTERNAL FINANCING	1,323,580	(514,239)
7	CASH FLOW FROM INTERNAL FINANCING	(66,331)	(123,422)
8	CASH FLOW GENERATED (USED) BY FINANCING	1,257,249	(637,661)
9	CASH FLOW GENERATED (USED) IN INVESTMENT ACTIVITIES	(702,235)	(231,826)
10	NET INCREASE (DECREASE) IN CASH AND SHORT-TERM INVESTMENTS	526,341	(232,310)
11	CASH AND SHORT-TERM INVESTMENTS AT THE BEGINNING OF PERIOD	2,265,782	1,104,052
12	CASH AND SHORT-TERM INVESTMENTS AT THE END OF PERIOD	2,792,123	871,742

CONSOLIDATED CASH FLOW STATEMENT
BREAKDOWN OF MAIN CONCEPTS
(Thousands of Pesos)

REF C	CONCEPTS	QUARTER OF PRESENT FINANCIAL YEAR	QUARTER OF PREVIOUS FINANCIAL YEAR
		Amount	Amount
2	+ (-) ITEMS ADDED TO INCOME WHICH DO NOT REQUIRE	428,966	645,052
13	DEPRECIATION AND AMORTIZATION FOR THE YEAR	481,161	468,359
14	+ (-) NET INCREASE (DECREASE) IN PENSIONS FUND AND SENIORITY PREMIUMS	46,002	46,920
15	+ (-) NET LOSS (PROFIT) IN MONEY EXCHANGE	-	-
16	+ (-) NET LOSS (PROFIT) IN ASSETS AND LIABILITIES ACTUALIZATION	-	-
17	+ (-) OTHER ITEMS	(98,197)	129,773

4	CASH FLOW FROM CHANGE IN WORKING CAPITAL	(283,029)	(382,243)
18	+ (-) DECREASE (INCREASE) IN ACCOUNT RECEIVABLE	(277,670)	(255,479)
19	+ (-) DECREASE (INCREASE) IN INVENTORIES	71,383	(107,836)
20	+ (-) DECREASE (INCREASE) IN OTHER ACCOUNT RECEIVABLE	(56,703)	24,870
21	+ (-) INCREASE (DECREASE) IN SUPPLIER ACCOUNT	(305,684)	(192,418)
22	+ (-) INCREASE (DECREASE) IN OTHER LIABILITIES	285,645	148,620

6	CASH FLOW FROM EXTERNAL FINANCING	1,323,580	(514,239)
23	+ SHORT-TERM BANK AND STOCK MARKET FINANCING	552,559	537,800
24	+ LONG-TERM BANK AND STOCK MARKET FINANCING	3,364,092	85,335
25	+ DIVIDEND RECEIVED	-	-
26	+ OTHER FINANCING	-	(78,332)
27	(-) BANK FINANCING AMORTIZATION	(2,593,071)	(1,059,042)
28	(-) STOCK MARKET AMORTIZATION	-	-
29	(-) OTHER FINANCING AMORTIZATION	-	-

7	CASH FLOW FROM INTERNAL FINANCING	(66,331)	(123,422)
30	+ (-) INCREASE (DECREASE) IN CAPITAL STOCKS	-	-
31	(-) DIVIDENDS PAID	(66,331)	(123,422)
32	+ PREMIUM ON SALE OF SHARES	-	-
33	+ CONTRIBUTION FOR FUTURE CAPITAL INCREASES	-	-

9	CASH FLOW GENERATED (UTILIZED) IN INVESTMENT ACTIVITIES	(702,235)	(231,826)
34	+ (-) DECREASE (INCREASE) IN STOCK INVESTMENTS OF A PERMANENT NATURE	-	-
35	(-) ACQUISITION OF PROPERTY, PLANT AND EQUIPMENT	(408,716)	(228,259)
36	(-) INCREASE IN CONSTRUCTIONS IN PROGRESS	-	-
37	+ SALE OF OTHER PERMANENT INVESTMENTS	-	(8,742)
38	+ SALE OF TANGIBLE FIXED ASSETS	179	6,534
39	+ (-) OTHER ITEMS	(293,698)	(1,359)

RATIOS
CONSOLIDATED

REF P	CONCEPTS	QUARTER OF PRESENT FINANCIAL YEAR		QUARTER OF PREVIOUS FINANCIAL YEAR
	YIELD
1	NET INCOME TO NET SALES	(3.08)%		6.61%
2	NET INCOME TO STOCK HOLDERS' EQUITY (**)	(8.14)%		3.53%
3	NET INCOME TO TOTAL ASSETS (**)	(1.44)%		2.17%
4	CASH DIVIDENDS TO PREVIOUS YEAR NET INCOME	-%		-%
5	INCOME DUE TO MONETARY POSITION TO NET INCOME	(92.85)%		55.91%

	ACTIVITY
6	NET SALES TO NET ASSETS (**)	0.77	times	0.74	times
7	NET SALES TO FIXED ASSETS (**)	1.29	times	1.29	times
8	INVENTORIES ROTATION (**)	4.47	times	4.51	times
9	ACCOUNTS RECEIVABLE IN DAYS OF SALES	33.00	days	28.00	days
10	PAID INTEREST TO TOTAL LIABILITIES WITH COST (**)	10.35%		10.50%

	LEVERAGE
11	TOTAL LIABILITIES TO TOTAL ASSETS	73.56%		70.32%
12	TOTAL LIABILITIES TO STOCK HOLDERS' EQUITY	2.78	times	2.37	times
13	FOREIGN CURRENCY LIABILITIES TO TOTAL LIABILITIES	51.25%		67.99%
14	LONG-TERM LIABILITIES TO FIXED ASSETS	61.18%		43.55%
15	OPERATING INCOME TO INTEREST PAID	0.78	times	1.34	times
16	NET SALES TO TOTAL LIABILITIES (**)	1.05	times	1.05	times

	LIQUIDITY
17	CURRENT ASSETS TO CURRENT LIABILITIES	1.03	times	0.72	times
18	CURRENT ASSETS LESS INVENTORY TO CURRENT LIABILITIES	0.65	times	0.43	times
19	CURRENTS ASSETS TO TOTAL LIABILITIES	0.43	times	0.37	times
20	AVAILABLE ASSETS TO CURRENT LIABILITIES	28.45%		7.23%

	CASH FLOW
21	CASH FLOW FROM NET INCOME TO NET SALES	4.48%		18.00%
22	CASH FLOW FROM CHANGES IN WORKING CAPITAL TO NET SALES	(4.99)%		(6.75)%
23	CASH GENERATED (USED) IN OPERATING TO INTEREST PAID	(0.07)	times	1.68	times
24	EXTERNAL FINANCING TO CASH GENERATED (USED) IN FINANCING	105.28%		80.64%
25	INTERNAL FINANCING TO CASH GENERATED (USED) IN FINANCING	(5.28)%		19.36%
26	ACQUISITION OF PROPERTY, PLANT AND EQUIPMENT TO CASH GENERATED (USED) IN INVESTMENT ACTIVITIES	58.20%		98.46%

(**) IN THESE RATIOS FOR THE DATA TAKE INTO CONSIDERATION THE LAST TWELVE MONTHS

DATA PER SHARE

REF P	CONCEPTS	QUARTER OF PRESENT FINANCIAL YEAR		QUARTER OF PREVIOUS FINANCIAL YEAR
		Amount		Amount
1	BASIC PROFIT PER ORDINARY SHARE (**)	$ (1.68)		$ 0.76
2	BASIC PROFIT PER PREFERENT SHARE (**)	$ -		$ -
3	DILUTED PROFIT PER ORDINARY SHARE (**)	$ -		$ -
4	CONTINUOUS OPERATING PROFIT PER COMMON SHARE(**)	$ (0.63)		$ 1.13
5	EFFECT OF DISCONTINUOUS OPERATING ON CONTINUOUS OPERATING PROFIT PER SHARE (**)	$ -		$ (0.18)
6	EFFECT OF EXTRAORDINARY PROFIT AND LOSS ON CONTINUOUS OPERATING PROFIT PER SHARE (**)	$ -		$ -
7	EFFECT BY CHANGES IN ACCOUNTING POLICIES ON CONTINUOUS OPERATING PROFIT PER SHARE (**)	$ -		$ -
8	CARRYING VALUE PER SHARE	$ 17.59		$ 18.97
9	CASH DIVIDEND ACCUMULATED PER SHARE	$ 0.25		$ 1.00
10	DIVIDEND IN SHARES PER SHARE	-	shares	-	shares
11	MARKET PRICE TO CARRYING VALUE	0.44	times	0.47	times
12	MARKET PRICE TO BASIC PROFIT PER ORDINARY SHARE (**)	(4.63)	times	11.83	times
13	MARKET PRICE TO BASIC PROFIT PER PREFERENT SHARE (**)	-	times	-	times

FINANCIAL STATEMENTS NOTES

c17: INCLUDES MAINLY DEFERRED TAXES FOR $(110,412) IN 2003 AND $(202,736) IN 2002, WRITE-OFF AND LOSS FROM SALE OF ASSETS FOR $938 IN 2003 AND $322,164 IN 2002.

s07: REPRESENTS CURRENT ASSETS OF DISCOUNTED OPERATIONS IN 2002.

s19: REPRESENTS NONCURRENT ASSETS OF DISCOUNTED OPERATIONS IN 2002.

s26: INCLUDES CURRENT LIABILITIES OF DICONTINUED OPERATIONS FOR $1,502,402 IN 2002.

s32: INCLUDES NONCURRENT LIABILITIES OF DISCOUNTED OPERATIONS FOR $669,095 IN 2002.

c20: INCLUDES THE CHANGE IN ASSETS AND LIABILITIES OF DISCONTINUED OPERATIONS FOR $87,074 IN 2002.

c26: REPRESENTS FINANCING ACTIVITIES FOR DISCONTINUED OPERATIONS.

c37: REPRESENTS INVESTMENT ACTIVITIES FROM DISCONTINUED OPERATIONS.

c39: INCLUDES INVESTMENT IN LONG TERM ACCOUNTS RECEIVABLES IN 2003.

r08: INCLUDES WRITE-OFF AN LOSS FROM FOR SALE OF FIXED ASSETS FOR $938 IN 2003 AND $322,164 IN 2002, RESTRUCTURING CHARGES FOR $14,811 IN 2003 AND $12,506 IN 2002.

SHARE OWNERSHIP

COMPANY NAME	MAIN ACTIVITIES	NUMBER OF SHARES	OWNERSHIP	TOTAL AMOUNT (Thousands of Pesos)

SUBSIDIARIES

				ACQUISITION COST	PRESENT VALUE
VITRO ENVASES NORTEAMERICA, S.A.DE CV	ENVASES DE VIDRIO	759,561,828	100.00	759,562	759,562
PLASTICOS BOSCO, S.A. DE C.V.	ARTICULOS DE PLASTICO	28,416,542	100.00	28,417	28,417
ENVASES CUAUTITLAN, S.A. DE C.V.	FAB. VTA. DE ENVASES DE PLASTICOS	40,364,003	100.00	66,444	66,444
VITROPLAN, S.A. DE C.V.	SUB-TENEDORA	31,830,500	65.00	31,830	31,830
VITRO CORPORATIVO, S.A. DE C.V.	PRESTACION DE SERVICIOS	741,955,515	100.00	741,956	741,956
VITROCRISA HOLDING, S.A. DE C.V.	SUB-TENEDORA	94,937,160	51.00	94,937	94,937
AEROVITRO, S.A. DE C.V.	PRESTACION DE SERVICIOS AEREOS	71,524,627	100.00	79,467	79,467
VITRO AMERICAN NATIONAL CAN, S.A	FAB. DE LATAS DE ALUMINIO	105,672,290	50.00	105,672	105,672
SERVICIOS LEGALES Y VALORES, S.A. DE C.V.	PRESTACION DE SERVICIOS	63,200	100.00	55	55
FOMENTO INMOBILIARIO Y DE LA CONSTRUCCION, S.A.	INMOBILIARIA	470,997,088	100.00	470,997	470,997
INMOBILIARIA DE LA SUERTE, S.A DE C.V.	ARRENDADORA DE INMUEBLES	34,999	100.00	42	42
FABRICACION DE CUBIERTOS, S.A. DE C.V.	FAB. DE CUBIERTOS	30,412,485	100.00	30,412	30,412
CRISA LIBBEY S.A. DE C.V.	COMERCIALIZADORA	25,500	51.00	26	26
SERVICIOS Y OPERACIONES FINAN. VITRO,S.A.DE C.V.	PRESTACION DE SERVICIOS	345,459,243	100.00	345,459	345,459
METALURGIA ORIENTAL, S.A. DE C.V.	SUB-TENEDORA	25,321,041	100.00	25,321	25,321
MANUFACTURAS,ENSAMBLES Y FUND. S.A. DE C.V.	BIENES DE CAPITAL Y HERRAMIENTAS	118,763,806	100.00	118,764	118,764
VITRO H2O DE MEXICO, S- DE R.L.	ARTICULOS PARA TRATAMIENTO DE AGUA	2,244,018	51.00	2,244	2,244

TOTAL INVESTMENT IN SUBSIDIARIES				2,901,605	2,901,605

PROPERTY, PLANT AND EQUIPMENT
(Thousands of Pesos)

CONCEPT	ACQUISITION COST	ACCUMMULATED DEPRECIATION	CARRYING VALUE	REVALUATION	DEPRECIATION ON REVALUATION	CARRYING VALUE + REV - DEP
DEPRECIATION ASSETS
PROPERTY	1,275,803	239,742	1,036,061	9,062,723	4,761,048	5,337,736
MACHINERY	8,801,004	4,717,060	4,083,944	17,381,955	12,483,873	8,982,026
TRANSPORT EQUIPMENT	-	-	-	-	-	-
OFFICE EQUIPMENT	-	-	-	-	-	-
COMPUTER EQUIPMENT	-	-	-	-	-	-
OTHER	-	-	-	-	-	-
DEPRECIABLES TOTAL	10,076,807	4,956,802	5,120,005	26,444,678	17,244,921	14,319,762

NOT DEPRECIATION ASSETS
GROUNDS	646,471	-	646,471	2,791,850	-	3,438,321
CONSTRUCTIONS IN PROCESS	1,085,096	-	1,085,096	-	-	1,085,096
OTHER	-	-	-	-	-	-
NOT DEPRECIABLES TOTAL	1,731,567	-	1,731,567	2,791,850	-	4,523,417

TOTAL	11,808,374	4,956,802	6,851,572	29,236,528	17,244,921	18,843,179

CREDITS BREAKDOWN
(Thousands of Pesos)

			DENOMINATED IN PESOS		AMORTIZATION OF CREDITS IN FOREIGN CURRENCY
CREDIT / TYPE / INSTITUTION	AMORT. DATE	RATE OF INT.	UNTIL 1 YEAR	MORE THAN 1 YEAR	CURRENT YEAR	UNTIL 1 YEAR	UNTIL 2 YEARS	UNTIL 3 YEARS	UNTIL 4 YEARS	UNTIL 5 YEARS
BANKS
FOREIGN TRADE
HSBC BANK	8/21/2006	4	-	-	-	64,019	64,019	64,019	32,009	-
CITIBANK N.A.	8/21/2006	4	-	-	-	96,028	96,028	96,028	48,014	-
BANCOMEXT	8/21/2006	4	-	-	-	106,698	106,698	106,698	53,349	-
ABN AMRO BANK, N.V.	8/21/2006	4	-	-	-	64,019	64,019	64,019	32,009	-
BANCO NACIONAL DE MEXICO, S.	8/21/2006	4	-	-	-	64,019	64,019	64,019	32,009	-
BANK OF MONTREAL	8/21/2006	4	-	-	-	42,679	42,679	42,679	21,340	-
BANCA NAZIONALE DE LAVORO	8/21/2006	4	-	-	-	21,340	21,340	21,340	10,670	-
CHASE BANK OF TEXAS	8/21/2006	4	-	-	-	21,340	21,340	21,340	10,670	-
CREDIT SUISSE FIRST BOSTON	8/21/2006	4	-	-	-	21,340	21,340	21,340	10,670	-
HYPO VEREISBANK	9/2/2003	2.29	-	-	16,222	-	-	-	-	-
HYPO VEREISBANK	5/30/2008	3.22	-	-	-	7,768	7,768	7,768	7,768	13,268
COMERICA BANK	7/15/2003	3.67	-	-	-	48,014	-	-	-	-
CALIFORNIA COMMERCE BANK	12/5/2003	4.67	-	-	-	320,094	-	-	-	-
COMERICA BANK	2/28/2004	3.36	-	-	-	42,679	-	-	-	-
BANCO BOGOTA	11/1/2003	14.04	-	-	-	23,196	-	-	-	-
HYPO VEREISBANK	7/25/2007	2.53	-	-	-	1,142	1,142	1,142	1,142	704
BANCO NACIONAL DE MEXICO, S.	8/31/2004	3.97	-	-	-	-	320,094	-	-	-
CITIBANK N.A.	6/29/2005	4.41	-	-	-	70,421	70,421	35,210	-	-
BANK OF MONTREAL	6/5/2004	3.81	-	-	-	96,028	-	-	-	-
COMERICA BANK	6/5/2004	3.81	-	-	-	96,028	-	-	-	-
EXPORT DEVELOPMENT CO.	6/5/2004	3.81	-	-	-	48,014	-	-	-	-
HYPO VEREISBANK	12/27/2004	7.13	-	-	-	2,465	2,465	-	-	-

UNSECURED DEBT
CITIBANK N.A.	4/3/2003	3.91	-	-	26,675	-	-	-	-	-
CITIBANK N.A.	5/12/2003	3.65	-	-	32,009	-	-	-	-	-
CITIBANK N.A.	6/3/2003	3.7	-	-	10,670	-	-	-	-	-
CITIBANK N.A.	6/13/2003	3.67	-	-	10,350	-	-	-	-	-
CITIBANK N.A.	9/12/2003	3.48	-	-	5,335	-	-	-	-	-
BBVA BANCOMER	5/2/2003	3.59	-	-	10,670	-	-	-	-	-
BBVA BANCOMER	4/11/2003	3.59	-	-	42,679	-	-	-	-	-
CITIBANK N.A.	6/13/2003	3.68	-	-	26,675	-	-	-	-	-
CITIBANK N.A.	8/8/2003	3.6	-	-	26,675	-	-	-	-	-
COMERICA BANK	5/29/2003	3.09	-	-	32,009	-	-	-	-	-
BBVA BANCOMER	4/14/2003	3.44	-	-	42,679	-	-	-	-	-
BBVA BANCOMER	5/27/2003	3.45	-	-	10,670	-	-	-	-	-
INVERLAT	4/4/2003	3.93	-	-	58,150	-	-	-	-	-
INBURSA	4/7/2003	7.5	-	-	42,679	-	-	-	-	-
CITIBANK N.A.	7/3/2003	3.63	-	-	32,009	-	-	-	-	-
CITIBANK N.A.	6/16/2003	3.67	-	-	42,679	-	-	-	-	-
CITIBANK N.A.	5/23/2003	3.71	-	-	26,675	-	-	-	-	-
CITIBANK N.A.	6/3/2003	3.7	-	-	42,679	-	-	-	-	-
CITIBANK N.A.	6/16/2003	3.67	-	-	42,679	-	-	-	-	-
CITIBANK N.A.	6/13/2003	3.67	-	-	48,014	-	-	-	-	-
CITIBANK N.A.	4/23/2003	4.09	-	-	37,344	-	-	-	-	-
CITIBANK N.A.	8/13/2003	3.59	-	-	21,340	-	-	-	-	-
CITIBANK N.A.	7/11/2003	3.64	-	-	32,009	-	-	-	-	-
BBVA BANCOMER	4/4/2003	3.92	-	-	32,009	-	-	-	-	-
CITIBANK N.A.	9/12/2003	3.48	-	-	16,005	-	-	-	-	-
CITIBANK N.A.	9/15/2003	3.49	-	-	5,335	-	-	-	-	-
LLOYDS BANK	5/1/2003	3.09	-	-	2,109	-	-	-	-	-
LLOYDS BANK	7/1/2003	3.06	-	-	4,507	-	-	-	-	-
LLOYDS BANK	5/1/2003	3.06	-	-	8,803	-	-	-	-	-
CITIBANK N.A.	9/1/2003	3.03	-	-	9,603	-	-	-	-	-
CITIBANK N.A.	4/1/2003	3.41	-	-	16,005	-	-	-	-	-
CITIBANK N.A.	8/1/2003	3.13	-	-	10,670	-	-	-	-	-
CITIBANK N.A.	9/1/2003	3.63	-	-	1,707	-	-	-	-	-
CITIBANK N.A.	4/1/2003	3.17	-	-	21,340	-	-	-	-	-
DRESDNER BANK	6/1/2003	3.25	-	-	5,122	-	-	-	-	-
DRESDNER BANK	6/1/2003	3.13	-	-	4,052	-	-	-	-	-
SCOTIABANK	12/1/2003	4.36	-	-	4,801	-	-	-	-	-
CITIBANK N.A.	3/27/2006	3.16	-	-	-	3,201	7,469	10,670	-	-
COMERICA BANK	3/27/2006	3.16	-	-	-	59,217	138,174	197,391	-	-
BANCOMEXT	3/27/2006	3.16	-	-	-	32,009	74,688	106,698	-	-
WACHOVIA	3/27/2006	3.16	-	-	-	24,007	56,016	80,024	-	-
CAIXANOVA	3/27/2006	3.16	-	-	-	9,603	22,407	32,009	-	-
CITIBANK N.A.	3/27/2008	3.53	-	-	-	-	1,600	6,402	9,603	14,404
COMERICA BANK	3/27/2008	3.53	-	-	-	-	14,001	56,001	84,006	126,009
BANCOMEXT	3/27/2008	3.53	-	-	-	-	10,670	42,678	64,019	96,028
CAIXANOVA	3/27/2008	3.53	-	-	-	-	2,667	10,670	16,005	24,007
BANK OF MONTREAL	3/27/2008	3.53	-	-	-	-	5,335	21,340	32,009	48,014
BANAMEX	3/27/2007	11.22	38,704	348,340	-	-	-	-	-	-
COMERICA BANK	3/27/2007	11.22	13,000	117,000	-	-	-	-	-	-
BANCOMEXT	3/27/2007	11.22	11,058	99,526	-	-	-	-	-	-
COMERICA BANK	4/30/2003	3.06	-	-	32,009	-	-	-	-	-
COMERICA BANK	4/21/2003	3.07	-	-	32,009	-	-	-	-	-
CITIBANK N.A.	6/4/2003	3.7	-	-	105,631	-	-	-	-	-
BBVA BANCOMER	4/4/2003	3.62	-	-	42,679	-	-	-	-	-
BBVA BANCOMER	4/25/2003	3.44	-	-	48,014	-	-	-	-	-
BBVA BANCOMER	2/22/2004	3.7	-	-	64,019	-	-	-	-	-
BBVA BANCOMER	5/29/2003	3.46	-	-	48,014	-	-	-	-	-
CITIBANK N.A.	6/6/2003	3.7	-	-	213,396	-	-	-	-	-
BANORTE	4/4/2003	4.33	-	-	52,816	-	-	-	-	-
BANORTE	5/19/2003	4.3	-	-	52,282	-	-	-	-	-
BANCO DE CASTILLA	4/5/2003	4	-	-	3,169	-	-	-	-	-
CAJA ESPANA	6/17/2003	3.45	-	-	3,148	-	-	-	-	-
LA CAIXA	6/17/2003	4.38	-	-	2,966	-	-	-	-	-
BCO. POPULAR ESPANOL	6/21/2003	4.3	-	-	3,254	-	-	-	-	-
CAJA MADRID	6/21/2003	4.25	-	-	6,092	-	-	-	-	-
BCO. ZARAGOZANO	7/8/2003	3.74	-	-	1,696	-	-	-	-	-
CAIXA NOVA	7/9/2003	4	-	-	4,737	-	-	-	-	-
BANCO HERRERO	9/13/2003	4	-	-	437	-	-	-	-	-
CAJA DUERO	10/25/2003	3.75	-	-	3,372	-	-	-	-	-
BANCO BILBAO VIZCAYA	11/22/2003	3.75	-	-	3,468	-	-	-	-	-
BANCO PASTOR	11/26/2003	4.25	-	-	6,658	-	-	-	-	-
BANCO BOGOTA	9/27/2003	20	-	-	4,939	-	-	-	-	-
BBVA BANCOMER	4/14/2003	3.9	-	-	32,009	-	-	-	-	-
CITIBANK N.A.	7/15/2003	3.64	-	-	35,210	-	-	-	-	-
BANORTE	5/23/2003	3.96	-	-	54,843	-	-	-	-	-
CITIBANK N.A.	8/13/2003	3.59	-	-	21,340	-	-	-	-	-
BBVA BANCOMER	4/9/2003	3.91	-	-	21,340	-	-	-	-	-
BBVA BANCOMER	4/30/2003	3.66	-	-	5,335	-	-	-	-	-
BBVA BANCOMER	4/9/2003	3.91	-	-	10,670	-	-	-	-	-
BBVA BANCOMER	4/30/2003	3.66	-	-	5,335	-	-	-	-	-
CITIBANK N.A.	4/25/2003	3.81	-	-	480,141	-	-	-	-	-
CITIBANK N.A.	4/25/2003	3.81	-	-	133,373	-	-	-	-	-
IXE	9/1/2003	3.75	-	-	26,675	-	-	-	-	-
INBURSA	4/2/2003	7.5	-	-	64,018	-	-	-	-	-
INBURSA	4/7/2003	7.5	-	-	106,698	-	-	-	-	-
INBURSA	4/22/2003	7.5	-	-	106,698	-	-	-	-	-
OTROS	4/23/2003	15	200,000	-	-	-	-	-	-	-

WITH WARRANTY
SANTANDER-SERFIN	1/31/2006	8.75	21,766	45,336	-	-	-	-	-	-
SANTANDER-SERFIN	1/31/2006	8.75	8,789	21,765	-	-	-	-	-	-
HSBC BANK	4/21/2003	11.65	52,875	-	-	-	-	-	-	-
IFC	7/1/2003	3.94	-	-	7,335	-	-	-	-	-
SCOTIABANK	2/1/2005	7.57	-	-	-	36,947	93,091	-	-	-
BANCO NACIONAL DE MEXICO, S.	9/4/2006	4.07	-	-	-	5,335	5,335	5,335	2,667	-
BANCO NACIONAL DE MEXICO, S.	9/4/2006	4.07	-	-	-	21,340	21,340	21,340	10,670	-
BANCO NACIONAL DE MEXICO, S.	9/4/2006	4.07	-	-	-	49,113	49,113	49,113	24,573	-
BANCO NACIONAL DE MEXICO, S.	9/4/2006	4.07	-	-	-	7,117	7,117	7,117	3,542	-
CONACYD	10/13/2005	3.39	5,580	11,171	-	-	-	-	-	-
BANCO COMERCIAL PORTUGUES	6/5/2005	4	-	-	-	52	52	522	-	-
BANCO PORTUGUES DE INVESTIMI	5/9/2004	4	-	-	-	60	659	-	-	-
BANCO PORTUGUES DE INVESTIMI	7/25/2006	4	-	-	-	116	116	116	1,048	-
BANCO PORTUGUES DE INVESTIMI	9/15/2010	3.13	-	-	-	677	677	677	677	5,420
BANCO ESPIRITU SANTO	1/30/2005	4.5	-	-	-	17	17	173	-	-
BANCO ESPIRITU SANTO	2/16/2006	4.5	-	-	-	40	40	395	-	-
BANCO PORTUGUES DE INVESTIMI	9/15/2004	4.5	-	-	-	26	262	-	-	-
BANCO ESPIRITU SANTO	3/20/2004	4.5	-	-	-	11	112	-	-	-
BANCO COMERCIAL PORTUGUES	12/25/2005	4	-	-	-	72	72	722	-	-
BANCO PORTUGUES DE INVESTIMI	3/15/2006	4	-	-	-	542	542	5,420	-	-
BANCO COMERCIAL PORTUGUES	12/25/2005	4	-	-	-	23	23	227	-	-
BANCO COMERCIAL PORTUGUES	6/7/2005	3.9	-	-	-	38	38	378	-	-
BANCO ESPANOL DE CREDITO	7/15/2008	4.75	-	-	-	3,212	3,361	3,361	3,361	9,880
BANCO CASTILLA	4/5/2008	5	-	-	-	1,398	1,398	1,398	1,398	8,387
CAJA DUERO	1/20/2006	4.13	-	-	-	2,625	2,625	2,625	2,625	-
CAJA MADRID	10/25/2007	5.25	-	-	-	4,385	4,385	4,385	4,385	3,991
CAJA ESPANA	6/17/2008	4.86	-	-	-	694	694	694	694	4,204
BANCO PASTOR	2/28/2008	5.25	-	-	-	3,233	3,233	3,233	3,233	3,233
SANTANDER-SERFIN	1/31/2006	8.75	16,742	32,084	-	-	-	-	-	-
HSBC BANK	5/7/2003	4.25	-	-	266,744	-	-	-	-	-

TOTAL BANKS			368,514	675,222	2,974,212	1,522,441	1,430,701	1,216,716	524,165	357,549

			DENOMINATED IN PESOS		AMORTIZATION OF CREDITS IN FOREIGN CURRENCY
CREDIT / TYPE / INSTITUTION	AMORT. DATE	RATE OF INT.	UNTIL 1 YEAR	MORE THAN 1 YEAR	CURRENT YEAR	UNTIL 1 YEAR	UNTIL 2 YEARS	UNTIL 3 YEARS	UNTIL 4 YEARS	UNTIL 5 YEARS
LISTED IN THE MEXICAN STOCK EXCHANGE
UNSECURED DEBT
PUBLICO	9/30/2003	8.35	-	-	64,019	-	-	-	-	-
PUBLICO	9/23/2003	8.37	-	-	74,689	-	-	-	-	-
PUBLICO	9/9/2003	8.4	-	-	74,689	-	-	-	-	-
PUBLICO	6/13/2003	7.09	-	-	106,697	-	-	-	-	-
PUBLICO	6/19/2003	8.32	-	-	21,340	-	-	-	-	-
PUBLICO	10/12/2004	9.35	-	119,576	-	-	-	-	-	-
PUBLICO	10/12/2006	9.48	-	419,515	-	-	-	-	-	-
PUBLICO	6/7/2006	8.58	-	548,018	-	-	-	-	-	-
PUBLICO	10/2/2008	12.17	-	360,000	-	-	-	-	-	-
PUBLICO	12/22/2008	11.06	-	1,000,000	-	-	-	-	-	-
PUBLICO	2/5/2009	12.87	-	1,140,000	-	-	-	-	-	-
PUBLICO	5/8/2003	11.92	80,000	-	-	-	-	-	-	-
PUBLICO	5/15/2007	11.38	-	2,133,960	-	-	-	-	-	426,792
CREDIT SUISSE FIRST BOSTON	4/30/2009	11.5	-	-	-	-	-	-	-	865,534
OBSA	2/26/2004	8.43	-	310,000	-	-	-	-	-	-
TOTAL STOCK EXCHANGE			80,000	6,031,069	341,434	-	-	-	-	1,292,326

			DENOMINATED IN PESOS		AMORTIZATION OF CREDITS IN FOREIGN CURRENCY
CREDIT / TYPE / INSTITUTION	AMORT. DATE	RATE OF INT.	UNTIL 1 YEAR	MORE THAN 1 YEAR	CURRENT YEAR	UNTIL 1 YEAR	UNTIL 2 YEARS	UNTIL 3 YEARS	UNTIL 4 YEARS	UNTIL 5 YEARS
SUPPLIERS
PEMEX GAS Y PETROQUIMICA BAS			64,352	-	-	-	-	-	-	-
RHI-REFMEX, S.A. DE C.V.			30,972	-	-	-	-	-	-	-
IBM DE MEXICO, COM. Y SERVIC			29,935	-	-	-	-	-	-	-
O. ENRIQUE HINOJOSA PENA AGE			29,846	-	-	-	-	-	-	-
GAS INDUSTRIAL DE MONTERREY,			27,540	-	-	-	-	-	-	-
EMPAQUES DE CARTON TITAN, S.			27,010	-	-	-	-	-	-	-
MATERIAS PRIMAS MONTERREY, S			22,845	-	-	-	-	-	-	-
PRAXAIR MEXICO, S.A. DE C.V.			22,211	-	-	-	-	-	-	-
CARTONPACK, S.A. DE C.V.			17,920	-	-	-	-	-	-	-
LUZ Y FUERZA DEL CENTRO			17,885	-	-	-	-	-	-	-
INGENIERIA EN EMPAQUE ARVISA			17,687	-	-	-	-	-	-	-
COMISION FEDERAL DE ELECTRIC			17,512	-	-	-	-	-	-	-
EDS DE MEXICO, S. A. DE C. V			17,444	-	-	-	-	-	-	-
DOW QUIMICA MEXICANA, S.A. D			16,863	-	-	-	-	-	-	-
WEYERHAEUSER DE MEXICO, S.A			14,854	-	-	-	-	-	-	-
INTERGLASS, S. A. DE C. V.			12,386	-	-	-	-	-	-	-
MATERIAS PRIMAS DE LAMPAZOS			11,169	-	-	-	-	-	-	-
FERROSUR, S.A. DE C.V.			10,410	-	-	-	-	-	-	-
RTS EMPAQUES S. DE RL. DE C.			10,312	-	-	-	-	-	-	-
TALLER MECANICO INDUSTRIAL A			9,757	-	-	-	-	-	-	-
MADERAS Y EMPAQUES SAN FERNA			9,701	-	-	-	-	-	-	-
AMERICAN NATURAL SODA ASH CO			-	-	97,751	-	-	-	-	-
SMURFIT CARTON Y PAPEL DE ME			-	-	39,490	-	-	-	-	-
PILKINGTON BROTHER LTD			-	-	37,898	-	-	-	-	-
UNION PACIFIC RAILROAD CO.			-	-	31,435	-	-	-	-	-
SOLUTIA, INC.			-	-	26,020	-	-	-	-	-
MONOFRAX INC.			-	-	25,326	-	-	-	-	-
ALCAN ALUMINUM CORPORATION			-	-	18,259	-	-	-	-	-
ATOFINA CHEMICALS, INC.			-	-	18,115	-	-	-	-	-
FORD MOTOR COMPANY			-	-	13,977	-	-	-	-	-
TECHINT COMPAGNIA TECNICA IN			-	-	12,711	-	-	-	-	-
PHILLIPS 66 COMPANY			-	-	12,320	-	-	-	-	-
OWENS BROCKWAY GLASS CONTAIN			-	-	11,063	-	-	-	-	-
REXAM BEVERAGE CAN AMERICAS			-	-	10,866	-	-	-	-	-
AFG INDUSTRIES INC.			-	-	10,843	-	-	-	-	-
SEPR			-	-	10,081	-	-	-	-	-
RECTICEL N.A. INC.			-	-	9,968	-	-	-	-	-
ARCO ALUMINUM, INC.			-	-	7,941	-	-	-	-	-
CAPALUX INC			-	-	7,838	-	-	-	-	-
OTHERS			518,103	-	667,881	-	-	-	-	-
TOTAL SUPPLIERS			956,714	-	1,069,783	-	-	-	-	-

OTHER LIABILITIES			1,310,836	(1,005)	1,188,765	-	1,005	-	-	-
OTHER CURRENT LIABILITIES AND OTHER CREDITS			1,310,836	(1,005)	1,188,765	-	1,005	-	-	-

TOTAL			2,716,064	6,705,286	5,574,194	1,522,441	1,431,706	1,216,716	524,165	1,649,875

TRADE BALANCE AND MONETARY POSITION IN FOREIGN EXCHANGE
(Thousands of Pesos)

	DOLLARS (1)		OTHER CURRENCIES		TOTAL
TRADE BALANCE	THOUSANDS OF DOLLARS	THOUSANDS OF PESOS	THOUSANDS OF DOLLARS	THOUSANDS OF PESOS	THOUSANDS OF PESOS
1. INCOME
EXPORTS	134,947	1,458,040	-	-	1,458,040
OTHER	-	-	-	-	-
TOTAL	134,947	1,458,040	-	-	1,458,040

2. EXPEDITURE
IMPORT (RAW MATERIALS)	31,067	339,253	-	-	339,253
INVESTMENTS	2,399	26,032	-	-	26,032
OTHER	17,706	193,823	-	-	193,823
TOTAL	51,172	559,108	-	-	559,108

NET BALANCE	83,775	898,932	-	-	898,932

FOREIGN MONETARY POSITION

TOTAL ASSETS	1,175,283	12,540,029	-	-	12,540,029
LIABILITIES POSITION	1,155,687	12,330,953	-	-	12,330,953
SHORT TERM LIABILITIES POSITION	665,203	7,097,691	-	-	7,097,691
LONG TERM LIABILITIES POSITION	490,484	5,233,262	-	-	5,233,262

NET BALANCE	19,596	209,076	-	-	209,076

INTEGRATION AND INCOME CALCULATION BY MONETARY POSITION
(Thousands of Pesos)

MONTH	MONETARY ASSETS	MONETARY LIABILITIES	(ASSET) LIABILITIES MONETARY POSITION	MONTHLY INFLATION	MONTHLY (PROFIT) AND LOSS
JANUARY	5,582,597	18,671,553	13,088,956	0.49	64,481
FEBRUARY	5,417,717	18,904,667	13,486,950	0.16	21,751
MARCH	6,157,973	19,980,830	13,822,857	0.55	75,900
ACTUALIZATION	-	-	-	-	-
CAPITALIZATION	-	-	-	-	-
FOREIGN CORP.	-	-	-	-	-
OTHER	-	-	-	-	-
TOTAL					162,132

INTEGRATION OF THE PAID SOCIAL CAPITAL STOCK
CHARACTERISTICS OF THE SHARES

			NUMBER OF SHARES				CAPITAL STOCK (Thousands of Pesos)
SERIES	NOMINAL VALUE	VALID COUPON	PORTION	PORTION	MEXICAN	SUBSCRIPTION	FIXED	VARIABLE
A		62	324,000,000		324,000,000		324,000

TOTAL			324,000,000		324,000,000		324,000	-

CPO'S: 1 TO 1
ADR'S: 3 TO 1